UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”), pursuant to which the Company issued and sold (a) an aggregate of 368,421 restricted shares of newly designated Series B Convertible Preferred Stock, par value $0.001, of the Company (the “Series B Preferred Shares”) plus 40,000 additional Series B Preferred Shares as an issuance fee; and (b) a five-year warrant (the “Warrant”) to purchase 100,000 shares of the Common Stock, par value $0.001 per share, of the Company (“Common Stock”) (the “Series B Offering”) at a purchase price of $2.7550 per share representing the Nasdaq Minimum Price plus $0.125 as of the date of the Purchase Agreement. The Warrant has an exercise price of $2.7550 per share. If a registration statement is not effective at the time of exercise, the holder may exercise the Warrant using a cashless exercise feature. If there is an Event of Default as defined in the Series B Certificate of Designation (as defined below), the Warrant may be exercised without payment of cash.

The obligations of the Company under the transaction documents are secured by a pledge of 1,365,314 shares of Common Stock (the “Pledged Shares”) owned by the Company’s Chief Executive Officer, William Kerby, pursuant to a Guarantee and Pledge Agreement (the “Pledge Agreement”). The Pledge Agreement provides a limited recourse guarantee, with recourse solely to the Pleated Shares and not to any other assets of Mr. Kerby.

Pursuant to the Purchase Agreement, the Company has granted the Purchaser a right of participation of up to 20% of any future securities offering by the Company, other than exempt issuances. The Purchaser also has an exchange right to exchange Preferred Shares for offered securities at 100% of stated value. The Company has also agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock issuable pursuant to exercise of the Warrant and conversion of the Series B Preferred Shares within fifteen (15) days (the “Filing Deadline”) of the closing date of the Series B Offering (the “Closing Date”). The Company shall use its best efforts to cause the registration statement to become effective within thirty (30) days after the Closing Date (or sixty (60) days if the SEC reviews the registration statement).

Also, in connection with any “at the market” offerings conducted by the Company during the 180-day period following the Closing Date, the Purchaser has the right to require the Company to apply an amount equal to 25% of the net proceeds to redeem the Series B Preferred Shares at the Redemption Price (as defined below).

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Company intends to use the net proceeds from the Series B Offering as working capital for general corporate purposes. Craft Capital Management LLC is acting as the placement agent for the Company in connection with the Series B Offering.

See Item 5.03 below for a description of the terms of the Series B Preferred Shares, which is incorporated by reference herein.

The Series B Offering includes conversion or exercise limitations which provide that the Company shall not issue or sell any shares of Common Stock pursuant to the conversion of the Series B Preferred Shares or the exercise of the Warrant to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued would exceed 4.99% of the Company’s outstanding shares of Common Stock, which percentage may be increased at the holder’s election up to 19.99% upon sixty-one (61) days’ prior written notice to the Company.

The foregoing summary of the Purchase Agreement, the Warrant and the Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the forms of such documents attached as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference.

On May 7, 2026, the Company completed the closing of the Series B Offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the Preferred Shares is hereby incorporated herein by reference.

The Series B Preferred Shares and the Warrant (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to the Purchaser in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Securities constitute, and the shares of Company common stock underlying the Preferred Shares and Warrants, when issued upon conversion of the Series B Preferred Shares and exercise of the Warrants, will constitute, “restricted securities” within the meaning of Rule 144 under the Act subject to the registration obligations of the Company.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Convertible Preferred Stock

In connection with the Purchase Agreement, the Company is filing a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 450,000 shares of the Company’s preferred stock as Series B Preferred Shares.

The terms and conditions set forth in the Series B Certificate of Designation are summarized below:

Ranking. The Series B Preferred Shares rank pari passu to the Company’s existing preferred shares and prior to the holders of the Company’s Common Stock and any other series of capital stock ranking junior to the Preferred Shares.

Dividends. Holders of Series B Preferred Shares will be entitled to dividends equal to 12% per annum (or 18% per annum upon an Event of Default (as defined in the Series B Certificate of Designation)) which will accrue and be payable in cash upon redemption or added to the Stated Value ($2.755) upon conversion.

Voting. Except as otherwise provided herein or as required by the Nevada Revised Statutes, the Series B Preferred Stock shall have no voting rights. However, without the affirmative vote of the holders of a majority of the then outstanding Series B Preferred Shares, the Company may not (i) alter or change adversely the powers, preferences or rights given to Series B Preferred Shares or alter or amend the Certificate of Designation in any manner that adversely affects any rights of the holders of the Series B Preferred Shares, (ii) issue further Series B Preferred Shares or increase or decrease the number of authorized shares of Series B Preferred Shares, or (iii) enter into any agreement with respect to the foregoing.

Conversion. At the option of the Holder, each outstanding share of Series B Preferred Shares may be converted at an initial conversion price of $2.755 per share (subject to adjustment under certain limited circumstances) (the “Series B Conversion Price”), subject to beneficial ownership limitations.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series B Preferred Shares will be entitled to receive in preference to the holders of Common Stock and any class of capital stock junior to the Series B Preferred Shares an amount per share equal to the greater of (i) 115% of the Stated Value plus all accrued and unpaid dividends, or (ii) the amount that such holder would receive if such holder converted all of its shares of Series B Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up, and on parity with all existing preferred shares of the Company.

Redemption. The Company has the right to redeem all or any portion of the Series B Preferred Shares at a price per share equal to the Stated Value plus all accrued and unpaid dividends (the “Redemption Price”). On August 30, 2026, the Company is obligated to redeem all outstanding Series B Preferred Shares at the Redemption Price. The Holder may elect to extend the redemption period to December 31, 2026 by providing written notice at least five (5) Trading Days prior to August 30, 2026. Upon the occurrence of an Event of Default, the Company shall mandatorily redeem all outstanding Series B Preferred Shares at the Mandatory Default Amount, which equals 130% of the Stated Value plus all accrued and unpaid dividends calculated at the default rate plus any other amounts then due.

Events of Default under the Series B Certificate of Designation include, among others: (a) failure to pay the Mandatory Default Amount with 5 business days of when due; (b) breach of representations, warranties or covenants; (c) bankruptcy or insolvency proceedings; (d) delisting or suspension from the Principal Market or receipt of deficiency notices from Nasdaq or failing to meet Nasdaq listing standards; (e) entry of unsatisfied judgments in excess of $100,000; (f) material adverse change; (g) a Change of Control; (h) failure to deliver Conversion Shares; (i) failure to timely file periodic reports with the SEC; (j) loss of DTC eligibility; and (k) certain other events specified in the Certificate of Designation.

The foregoing summary of the Series B Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Series B Certificate of Designation attached as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock.
10.1	Form of the Securities Purchase Agreement, dated as of May 6, 2026
10.2	Form of the Warrant
10.3	Form of the Pledge Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

May 7, 2026	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer

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